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                                   SCHEDULE A
                                   ICON FUNDS
                      (AS AMENDED, EFFECTIVE MAY 16, 2006)

I. Portfolios or Classes covered by Distribution Agreement that are no-load and have no 12b-1 fees:

     ICON Consumer Discretionary Fund
     ICON Energy Fund
     ICON Financial Fund
     ICON Healthcare Fund
     ICON Industrials Fund
     ICON Information Technology Fund
     ICON Leisure and Consumer Staples Fund
     ICON Materials Fund
     ICON Telecommunications & Utilities Fund
     ICON Bond Fund - Class Z Shares
     ICON Core Equity Fund - Class Z Shares
     ICON Covered Call Fund - Class Z Shares
     ICON Equity Income Fund - Class Z Shares
     ICON International Equity Fund- Class Z and S Shares
     ICON Long/Short Fund - Class Z Shares
     ICON Asia-Pacific Region Fund - Class S Shares
     ICON Europe Fund - Class S Shares

II.  Portfolios or Classes covered by Distribution Agreement with a 12b-1 plan:

     ICON Bond Fund - Class C and I Shares
     ICON Core Equity Fund - Classes A, C and I Shares
     ICON Covered Call Fund - Classes A, C and I Shares
     ICON Equity Income Fund - Classes A, C and I Shares
     ICON International Equity Fund - Classes A, C and I Shares
     ICON Long/Short Fund - Classes A, C and I Shares
     ICON Asia-Pacific Region Fund - Class A Shares
     ICON Europe Fund - Class A Shares

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IN WITNESS WHEREOF, the parties have duly executed this amended Schedule A effective as of May 16, 2006.

ICON Funds                                ICON DISTRIBUTORS, INC.


By: /s/ Erik L. Jonson                        By: /s/ Stephen Holmes
    -----------------------------------       ----------------------------------

Name: Erik L. Jonson                      Name: Stephen Holmes
      ---------------------------------         --------------------------------


Title: EVP & CFO                          Title: President,
       --------------------------------          -------------------------------

ICON ADVISERS, INC.


By: /s/ Craig Callahan
    -----------------------------------

Name: Craig Callahan
      ---------------------------------

Title: President
       --------------------------------